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                                                                   EXHIBIT 10.27



                          [NEOFORMA, INC. LETTERHEAD]



July 28, 1999



Dan Eckert
6616 E. Jackrabbit Road
Scottsdale, AZ 85253

Dear Dan,

     On behalf of Neoforma, Inc. (the "Company"), I am pleased to offer you a position with the Company based upon the following terms:

     1. Position. Upon acceptance of this offer, you will become the Executive Vice President of Sales reporting to Bob Zollars, President and CEO. You will be expected to devote at least forty (40) hours per week to the performance of your duties and to give your best efforts to such duties. Your position may require that you travel from time to time as the Company may reasonably request and as shall be appropriate and necessary in the performance of your duties.

     2.   Effective Date. The effective date of employment shall be         .

     3. AT-WILL EMPLOYMENT. YOU SHOULD BE AWARE THAT YOUR EMPLOYMENT WITH THE COMPANY IS FOR NO SPECIFIED PERIOD AND CONSTITUTES "AT-WILL" EMPLOYMENT. AS A RESULT, YOU ARE FREE TO TERMINATE YOUR EMPLOYMENT AT ANY TIME, FOR ANY REASON OR FOR NO REASON. SIMILARLY, THE COMPANY IS FREE TO TERMINATE YOUR EMPLOYMENT, AT ANY TIME, FOR ANY REASON OR FOR NO REASON AND THAT THE TERMS OF YOUR
EMPLOYMENT, INCLUDING BUT NOT LIMITED TO PROMOTION, DEMOTION, TRANSFER, COMPENSATION, BENEFITS, DUTIES AND LOCATION OF WORK MAY BE CHANGED AT ANY TIME, FOR ANY REASON OR FOR NO REASON IN THE EVENT OF TERMINATION OF YOUR EMPLOYMENT, YOU WILL NOT BE ENTITLED TO ANY PAYMENTS, BENEFITS, DAMAGES, AWARDS OR COMPENSATION OTHER THAN AS MAY OTHERWISE BE AVAILABLE IN ACCORDANCE WITH THE COMPANY'S ESTABLISHED EMPLOYEE PLANS AND POLICIES AT THE TIME OF TERMINATION.
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     4.   Compensation. The Company will pay you a salary of $250,000 per annum, less applicable withholdings, payable in accordance with the Company's standard payroll policies. Your salary will begin as of the effective date of employment. The first and last payment by the Company to you will be prorated, if necessary, to reflect a commencement or termination date other than the first or last working day of a pay period. Your salary and performance may be reviewed at least annually by the President and or the Company's board of directors. In addition to the above stated salary, you will be able to earn a bonus of up to $50,000 annually. The milestones for such bonus will be set by the President at least ten (10) days prior to the start of each year, and, within thirty (30) days after end the each year, the Board of Directors, in its sole discretion, will assess the completion of such milestones and determine the amount of such bonus. The Company agrees to guarantee the first year's bonus, and will pay said bonus in advance in the first pay period of your employment. However, should you leave the employ of the Company prior to completing one year of service, the bonus will be recoverable by the Company.

     4a. Relocation Expenses. The Company will provide the Executive with a full relocation package to cover all reasonable and customary closing costs on the sale of his home and the reasonable and customary acquisition costs on the purchase of a new home. The Company will also provide packing and unpacking of household goods, relocation of household goods, two house-hunting trips, plus temporary living expenses for up to three months. The Company will also provide a gross-up on relocation expenses that are not deductible for tax purposes.

     5. Vacation and Benefits. Upon the Effective Date of your employment and then for so long as you are employed by the Company you will accrue 1.66 days of paid time off ("PTO") for each full month you are employed by the Company. Vacation days and sick leave shall both be deducted from your accrued PTO. You will also be entitled to standard fringe benefits in accordance with the Company's practices covering employees, as such benefits may be in effect from time to time. Please contact Human Resources if you would like additional information regarding benefits.

6. Stock Option. Subject to action by the Company's board of directors and compliance with applicable state and federal securities laws, the Company will grant to you an option (the "Option") to purchase 450,000 shares of the Company's Common Stock pursuant to the Company's 1997 Incentive Stock Plan (the "Plan") adopted by the board of directors and stockholders of the Company. The exercise price of the Option will be the fair market value of the Company's Common Stock on the date of grant as determined by the Company's board of directors. The Option will vest in equal monthly installments on the last day of each month over the next 48 months until all of the shares are exercisable, subject to all provisions of the Plan and your continued employment with the Company, and board of directors approval. You will be allowed to purchase your shares against a secured promissory note signed by the executive. Any such note and associated security agreement shall be made in the form specified by the Company, and shall bear interest at
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Company's common stock, three (3) months after the Executive's termination of employment, or upon the sale of the shares purchased with the note. In addition, in the event the Change in Control (as defined below), 50% of the unvested portion of the Option shall immediately accelerate as to all shares so that the Company's right to repurchase such shares shall lapse as of the Change of Control (as defined below). If there is a Change of Control (as defined below) that results in constructive termination of the Executive for Good
Reason within twelve (12) months of the Change of Control (as defined below), then the balance of the loan will be due and payable immediately. For purposes of this Agreement, the term "Change of Control" shall mean the occurrence of any of the following events subsequent to the equity financing described below:

     (a) Any "person" (such as term is used in Sections 13(d) and 14(d) of the Securities Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), directly or indirectly, of securities of the company representing forty percent (40%) or more of the total voting power represented by the Company's then outstanding voting securities; provided, however, that a Change in Control shall be deemed to occur in the event any one individual becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly , of securities of the Company representing thirty percent (30%) or more of the voting power represented by the Company's then outstanding voting securities; or

     (b) A change in the composition of the board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, (B) are elected, or nominated for election, to the board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

     (c) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy percent (70%) of the total voting power represented by the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.
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     7.   Employment, Confidential Information, Invention Assignment and
Arbitration Agreement. As a condition of accepting this offer of employment, you will be required to complete, sign and return the Company's standard form of Employment, Confidential Information, Invention Assignment and Arbitration Agreement.

     8. Immigration Laws. For purposes of federal immigration laws, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided within 3 business days of the effective date of your employment, or your employment relationship with the Company may be terminated.

     9. Conflicting Employment. During the period that you render services to the Company, you will not engage in any employment, business or activity that is in any way competitive with the business or proposed business of the Company. You will disclose to the Company in writing any other gainful employment, business or activity that you are currently associated with or participate in that competes with the Company. You will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. You represent that your signing of this offer letter, agreement(s) representing stock options granted to you, if any, under the Plan and the Company's Employment, Confidential Information, Invention Assignment and Arbitration Agreement and your commencement of employment with the Company will not violate any agreement currently in place between yourself and current or past employers.

     10. Entire Agreement. This offer letter, the Employment, Confidential Information, Invention Assignment and Arbitration Agreement and the agreement(s) representing stock options granted to you, if any, under the Plan, when signed by you, set forth the terms of your employment with the Company and supersede any and all prior representations and agreements, whether written or oral.

     11. Amendment. This agreement can only be amended in writing signed by you and an officer of the Company. Any waiver of a right under this agreement must be in writing.

     12. Governing Law. This agreement will be governed under the laws of the State of California applicable to such agreements made and to be performed entirely within such State.
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     13.  Severance. Notwithstanding Paragraph 3 above, if the Company terminates your employment other than for justifiable cause (as defined below), the Company shall pay to you a lump-sum amount equal to six (6) months of your annual base salary at the time of termination, less applicable withholdings. "Justifiable Cause" shall include the commission of a felony, acts of moral turpitude, your refusal to obey a lawful order of the board of directors, or the misuse of corporate funds or opportunities.

     We look forward to you joining the Company. If the foregoing terms are agreeable, please indicate your acceptance by signing the enclosed copy of this letter in the space provided below and returning it to me within three days.

                                             Sincerely,

                                             NEOFORMA, INC.


                                             By: /s/ JEFF KLECK
                                                --------------------------------
                                                Jeff Kleck, VP and Co-Founder

AGREED AND ACCEPTED:


/s/ DANIEL A. ECKERT
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Daniel A. Eckert